UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2015

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360 (Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)-(b)     The 2015 Annual Meeting of Stockholders of Teledyne Technologies Incorporated (“Teledyne”) was held on April 22, 2015. The actions described below were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

1.	The three nominees proposed by the Board of Directors were elected as Class I directors for a three-year term expiring at the 2018 Annual Meeting by the following votes:

Name	For	Withheld	Broker Non-Votes
Simon M. Lorne	29,944,581.5	611,120	—
Paul D. Miller	29,945,163.5	610,538	—
Wesley W. von Schack	30,234,447.5	321,254	—

Other continuing directors include (1)  Class II directors, Charles Crocker, Robert Mehrabian, Jane C. Sherburne and Michael Smith, whose terms expire at the 2016 Annual Meeting, and (2) Class III directors Roxanne S. Austin, Frank V. Cahouet and Kenneth C. Dahlberg, whose terms expire and the 2017 Annual Meeting.

2.
The proposal to approve the non-binding advisory resolution on Teledyne’s executive compensation was approved by a by a vote of 29,212,234.5 “for” versus 1,129,424 “against.” There were 214,043 abstentions and no broker non-votes with respect to this action.

The Proxy Statement dated March 5, 2015, described a proposal to ratify the appointment of Ernst &Young LLP as the independent registered public accounting firm to audit Teledyne's financial statements for the 2015 fiscal year. As contemplated by the Supplement to the Proxy Statement dated April 15, 2015, this proposal was withdrawn from consideration and no vote on the proposal was conducted at the meeting.

Item 8.01    Other Events

On April 22, 2015, upon recommendation of the Nominating and Governance Committee of the Board of Directors of Teledyne, the Board appointed Simon M. Lorne as Chair of the Audit Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:     /s/ Susan L. Main

Susan L. Main
Senior Vice President and Chief Financial Officer

Date: April 22, 2015